EXHIBIT 3.43
CERTIFICATE OF INCORPORATION
OF
REYNOLDS PACKAGING INC.
          FIRST: The name of the Corporation is Reynolds Packaging Inc.
          SECOND: The Corporation’s registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, par value $0.01 per share.
          FIFTH: The name and mailing address of the incorporator is as follows:
Leonora R. Gogolak
c/o Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
          SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
     (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.
     (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.
     (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.
     (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the

Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.
     (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.
          SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.
          IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of January, 2008.

/s/ Leonora R. Gogolak

Leonora R. Gogolak

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
REYNOLDS PACKAGING INC.
     Reynolds Packaging Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     The name of the corporation is Reynolds Packaging Inc. The date of filing of its Certificate of Incorporation with the Secretary of State was January 11, 2008.
     1. The first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:
          FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 10,000 shares, consisting of 10,000 shares of Common Stock, par value $.01 per share.
     2. The amendment to the Certificate of Incorporation of the Corporation set forth in the preceding paragraphs has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for their approval; and the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted having consented in writing to the adoption of such amendment.

               IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate on the 15th day of February, 2008.

Reynolds Packaging Inc.

By:	/s/ Helen D. Golding
Name: Helen D. Golding
Title: Vice President and Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
1.	The name of the corporation (hereinafter called the “Corporation”) is Reynolds Packaging Inc.

2.	The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3.	The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on 2/3/09

/s/ Lawrence M. Tuskey
Lawrence M. Tuskey, Secretary

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP
Subsidiary into Parent
Section 253
CERTIFICATE OF OWNERSHIP
MERGING
MT. VERNON PLASTICS CORPORATION, A DELAWARE CORPORATION,
WITH AND INTO
REYNOLDS PACKAGING INC., A DELAWARE CORPORATION
          (Pursuant to Section 253 of the General Corporation Law of Delaware)
          Reynolds Packaging Inc., a corporation incorporated on the 11th day of January, 2008 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware;
          DOES HEREBY CERTIFY that this corporation owns at least 90% of the capital stock of Mt. Vernon Plastics Corporation, a corporation incorporated on the 18th day of August, 1980 A.D., pursuant to the provisions of the Delaware General Corporation Law, and that this corporation, by a Unanimous Written Consent of its Board of Directors duly adopted on the 21st day of December, 2009, determined to and did merge into itself said Mount Vernon Plastics Corporation, which resolution is in the following words to wit:

          WHEREAS, this corporation lawfully owns 100% of the outstanding stock of Mt. Vernon Plastics Corporation, a corporation organized and existing under the laws of Delaware; and
          WHEREAS, this corporation desires to merge into itself the said Mt. Vernon Plastics Corporation, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.
          NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Mt. Vernon Plastics Corporation and assumes all of its liabilities and obligations, and
     FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Mt. Vernon Plastics Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and
     FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

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          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 23rd day of December, 2009.

REYNOLDS PACKAGING INC.

By:	/s/ Helen Golding
Name:	Helen Golding
Title:	Secretary

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP
Subsidiary into Parent
Section 253
CERTIFICATE OF OWNERSHIP
MERGING
IPC INC., A DELAWARE CORPORATION,
WITH AND INTO
REYNOLDS PACKAGING INC., A DELAWARE CORPORATION
          (Pursuant to Section 253 of the General Corporation Law of Delaware)
          Reynolds Packaging Inc., a corporation incorporated on the 11th day of January, 2008 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware;
          DOES HEREBY CERTIFY that this corporation owns at least 90% of the capital stock of IPC Inc., a corporation incorporated on the 6th day of December, 1985 A.D., pursuant to the provisions of the Delaware General Corporation Law, and that this corporation, by a Unanimous Written Consent of its Board of Directors duly adopted on the 21st day of December, 2009, determined to and did merge into itself said IPC Inc.. which resolution is in the following words to wit:
          WHEREAS, this corporation lawfully owns 100% of the outstanding stock of IPC Inc., a corporation organized and existing under the laws of Delaware; and

          WHEREAS, this corporation desires to merge into itself the said IPC Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.
          NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said IPC Inc. and assumes all of its liabilities and obligations, and
     FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said IPC Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and
     FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.
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          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 23rd day of December, 2009.

REYNOLDS PACKAGING INC.

By:	/s/ Helen Golding
Name:	Helen Golding
Title:	Secretary

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP
Subsidiary into Parent
Section 253
CERTIFICATE OF OWNERSHIP
MERGING
CRYSTAL THERMOPLASTICS, INC., A RHODE ISLAND CORPORATION,
WITH AND INTO
REYNOLDS PACKAGING INC., A DELAWARE CORPORATION
          (Pursuant to Section 253 of the General Corporation Law of Delaware)
          Reynolds Packaging Inc., a corporation incorporated on the 11th day of January, 2008 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware;
          DOES HEREBY CERTIFY that this corporation owns at least 90% of the capital stock of Crystal Thermoplastics, Inc., a corporation incorporated on the 30th day of December, 1958 A.D., pursuant to the provisions of the Rhode Island Business Corporation Act, and that this corporation, by a Unanimous Written Consent of its Board of Directors duly adopted on the 21st day of December, 2009, determined to and did merge into itself said Crystal Thermoplastics, Inc. which resolution is in the following words to wit:

          WHEREAS, this corporation lawfully owns 100% of the outstanding stock of Crystal Thermoplastics, Inc., a corporation organized and existing under the laws of Rhode Island; and
          WHEREAS, this corporation desires to merge into itself the said Crystal Thermoplastics Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.
          NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Crystal Thermoplastics, Inc. and assumes all of its liabilities and obligations, and
     FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Crystal Thermoplastics, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and
     FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.
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          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 24th day of December, 2009.

REYNOLDS PACKAGING INC.

By:	/s/ Helen Golding
Name:	Helen Golding
Title:	Secretary

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